EXHIBIT 99.1

DynaResource, Inc.

2023 Projected Capital Expenditures

July 14, 2023

2023 Projected Capital Expenditures	Amount
Open San Pablo Central mine	$2,500,000
Electrical Line to Mine	500,000
Exploration Drilling	3,100,000
Facilities Expansion	1,200,000
Total Projected Capital Expenditures	7,300,000